CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 17, 2009, relating to the financial statements and financial highlights, which appear in the July 31, 2009 Annual Report to Shareholders of Franklin Global Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 24, 2009